Exhibit 99

KONTOOR BRANDS ANNOUNCES DEFINITIVE AGREEMENT TO ACQUIRE
ICONIC GLOBAL OUTDOOR AND WORKWEAR BRAND HELLY HANSEN®

•Acquisition accelerates Kontoor’s revenue, earnings growth and cash flow profile and enhances the Company’s TSR model
•Adds global brand with scale and increases penetration in the large and growing Outdoor and Workwear categories globally
•Diversifies the Company’s consumer, geographic, category and channel footprint
•Leverages Kontoor’s global, multi-brand operating platform and deep management expertise in Outdoor and Workwear
•Kontoor expects Helly Hansen to generate more than $680 million of revenue and $80 million of adjusted EBITDA for full year 2025
•Purchase price is approximately $900 million and reflects an approximate 11x transaction multiple based on Kontoor’s full year 2025 adjusted EBITDA outlook for Helly Hansen, excluding synergies

GREENSBORO, N.C. - February 19, 2025 - Kontoor Brands, Inc. (NYSE: KTB), a global lifestyle apparel company, with a portfolio led by two of the world’s most iconic consumer brands, Wrangler® and Lee®, today announced it has signed a definitive agreement to acquire Helly Hansen, the global outdoor and workwear brand. Under the terms of the agreement, Kontoor Brands will acquire 100% of Helly Hansen from Canadian Tire Corporation.

“We are thrilled to welcome the Helly Hansen team into Kontoor Brands and to build a future together that creates significant value for all our stakeholders. Given our global platform and proven track record of operational excellence in owning brands rooted in heritage, quality, authenticity and innovation, Kontoor Brands is uniquely positioned to partner with Helly Hansen management to scale and elevate the business globally,” said Scott Baxter, President, Chief Executive Officer and Chairman of Kontoor Brands. “The acquisition of Helly Hansen is the perfect fit for our strategy to evolve and expand our portfolio of brands, accelerate growth, and deliver long-term value for our shareholders. I want to thank the Canadian Tire and Helly Hansen teams for the partnership in this process. I couldn’t be more excited for the future of Kontoor Brands and our stakeholders.”

Joe Alkire, Kontoor Brands’ Executive Vice President and Chief Financial Officer added, “Our strong balance sheet and operating cash flows provide us with significant capital allocation optionality, which we are employing in the acquisition of Helly Hansen. The acquisition will accelerate our growth and earnings potential while enhancing our already strong cash flow profile. We have deep management expertise in the attractive outdoor and workwear growth categories, and expect the addition of Helly Hansen to drive accretive returns to our existing TSR commitment, supporting strong and sustainable long-term value creation for all stakeholders.”

Acquisition Highlights

The acquisition of Helly Hansen builds on Kontoor’s success and advances its strategic and financial growth agenda. Acquisition highlights include the following:

Accelerates Revenue, Earnings Growth and Cash Flow Profile, and Increases Penetration in the Large and Growing Outdoor and Workwear Categories Globally
•Accelerates Kontoor’s growth profile, driven by a best-in-class product and innovation pipeline, with multiple category, geographic and channel expansion opportunities
•Scales Kontoor’s penetration in the large and growing Outdoor and Workwear markets globally
•Opportunity to double Helly Hansen operating margin and drive significant cash flow contribution over time through improved profitability and net working capital management

Diversifies Kontoor’s Portfolio Across Channels, Geographies, Categories and Consumers
•Complementary geographic, category, and channel footprint provides significant diversification benefits
•Leverages Kontoor’s strong U.S. presence while providing International scale benefits in Europe, Non-U.S. Americas, and Asia Pacific
•Provides access to affluent, active, and younger consumer base

Leverages Kontoor’s Global, Multi-Brand Operating Platform and Deep Management Expertise
•Helly Hansen to benefit from Kontoor’s scaled, multi-brand global operating platform
•Helly Hansen a more synergistic fit as part of a global, brand operator ownership structure
•Meaningful sources of synergies identified across Kontoor’s supply chain platform, technology capabilities, tax structure, and other scale and operating efficiencies
•Leverages Kontoor’s deep management expertise in outdoor and workwear categories globally
•Strong cultural alignment and proven Helly Hansen management team with long track record of success

Fast Path to Reduce Financial Leverage
•Expect to fund the transaction through a combination of excess cash on hand and new debt financing
•Net leverage expected to be less than 3x trailing twelve months’ pro forma adjusted EBITDA at the transaction close date
•On a combined basis, strong cash generation supports return to targeted net leverage range of between 1.0x and 2.0x within 12 months

Immediately Revenue, Earnings and Cash Flow Accretive with Opportunity to Drive Significant Shareholder Value Creation and Enhance Long-Term Capital Allocation Optionality
•Expect to deliver strong financial returns and meaningful earnings and cash flow accretion in 2025, excluding synergies
•Expect to achieve meaningful synergies over time, supported by operating efficiencies and improved net working capital management

•Accelerating operating profit and cash flow supports increased capital allocation optionality once financial leverage has been reduced
•Accretive to Kontoor Brands’ existing TSR commitment through enhanced fundamental growth model

Transaction Details

The Board of Directors of Kontoor Brands has approved the transaction. The transaction is expected to close in the second fiscal quarter of 2025, subject to the receipt of required regulatory approvals and customary closing conditions.

Kontoor expects to finance the transaction with a combination of cash on hand and new debt.

Advisors

Morgan Stanley & Co. LLC is serving as Kontoor Brands’ exclusive financial advisor and Foley & Lardner LLP as its legal advisor.

Webcast Information

Kontoor Brands will host a conference call and management presentation to discuss the proposed transaction beginning at 8:30 a.m. Eastern Time today, February 19, 2025. The conference will be broadcast live via the Internet, along with the related presentation, accessible at https://www.kontoorbrands.com/investors. For those unable to listen to the live broadcast, an archived version will be available at the same location.

About Kontoor Brands

Kontoor Brands, Inc. (NYSE: KTB) is a global lifestyle apparel company, with a portfolio led by two of the world’s most iconic consumer brands: Wrangler® and Lee®. Kontoor designs, manufactures, distributes, and licenses superior high-quality products that look good and fit right, giving people around the world the freedom and confidence to express themselves. Kontoor Brands is a purpose-led organization focused on leveraging its global platform, strategic sourcing model and best-in-class supply chain to drive brand growth and deliver long-term value for its stakeholders. For more information about Kontoor Brands, please visit www.KontoorBrands.com.

About Helly Hansen®

Founded in Norway in 1877, Helly Hansen® continues to develop professional-grade apparel that helps people stay and feel alive. Through insights drawn from living and working in the world’s harshest environments, the company has developed a long list of first-to-market innovations. Breakthroughs include the first fleece fabrics in the 1960s, the first technical base layers in the 1970s, made with Lifa® Stay Dry Technology, and today’s award winning and patented H2Flow® temperature regulating system. Helly Hansen is a leader in technical sailing and performance ski apparel, as well as premium workwear. Its ski uniforms are worn and trusted by more than 50,000 professionals and can be found on Olympians, National Teams, and at more than 200 ski resorts and mountain guiding operations around the world. Helly Hansen outerwear, base layers, sportswear and footwear are trusted by outdoor professionals and enthusiasts around the world. To learn more about Helly Hansen, visit www.hellyhansen.com.

Disclosures

Financial estimates for the Helly Hansen business are based on Kontoor’s expectation of future performance. These estimates are based on Helly Hansen’s historical accounting practices under Norwegian Generally Accepted Accounting Principles, which are not anticipated to materially differ from U.S. GAAP.

Forward-Looking Statements

Certain statements included in this release and attachments are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” “may” and other words and terms of similar meaning or use of future dates. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as required under the U.S. federal securities laws. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to: macroeconomic conditions, including elevated interest rates, moderating inflation, fluctuating foreign currency exchange rates, global supply chain issues and inconsistent consumer demand, continue to adversely impact global economic conditions and have had, and may continue to have, a negative impact on the Company’s business, results of operations, financial condition and cash flows (including future uncertain impacts); the level of consumer demand for apparel; reliance on a small number of large customers; potential difficulty in completing the acquisition of Helly Hansen, in successfully integrating it and/or in achieving the expected growth, cost savings and/or synergies from such acquisition; supply chain and shipping disruptions, which could continue to result in shipping delays, an increase in transportation costs and increased product costs or lost sales; intense industry competition; the ability to accurately forecast demand for products; the Company’s ability to gauge consumer preferences and product trends, and to respond to constantly changing markets; the Company’s ability to maintain the images of its brands; changes to trade policy, including tariff and import/export regulation; disruption and volatility in the global capital and credit markets and its impact on the Company’s ability to obtain short-term or long-term financing on favorable terms; the Company maintaining satisfactory credit ratings; restrictions on the Company’s business relating to its debt obligations; increasing pressure on margins; e-commerce operations through the Company’s direct-to-consumer business; the financial difficulty experienced by the retail industry; possible goodwill and other asset impairment; the ability to implement the Company’s business strategy; the stability of manufacturing facilities and foreign suppliers; fluctuations in wage rates and the price, availability and quality of raw materials and contracted products; the reliance on a limited number of suppliers for raw material sourcing and the ability to obtain raw materials on a timely basis or in sufficient quantity or quality; disruption to distribution systems; seasonality; unseasonal or severe weather conditions; potential challenges with the Company’s implementation of Project Jeanius; the Company’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that facilities and systems and those of third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss or maintain operational performance; ability to properly collect, use, manage and secure consumer and employee data; legal, regulatory, political and economic risks; the impact of climate change and related legislative and regulatory responses; stakeholder response to sustainability issues, including those related to climate change; compliance with anti-bribery, anti-corruption and anti-money laundering laws by the Company and third-party suppliers and manufacturers; changes in tax laws and liabilities; the costs of compliance with or the violation of national, state and local laws and regulations for environmental, consumer protection, employment, privacy, safety and other matters; continuity of members of management; labor relations; the ability to protect trademarks and other intellectual property rights; the ability of the Company’s licensees to generate expected sales and maintain the value of the Company’s brands; volatility in the price and trading volume of the Company’s common stock; anti-takeover provisions in the Company’s organizational documents; and fluctuations in the amount and frequency of our share repurchases. Many of the foregoing risks and uncertainties will be exacerbated by any worsening of the global business and economic environment.

More information on potential factors that could affect the Company’s financial results are described in detail in the Company’s most recent Annual Report on Form 10-K and in other reports and statements that the Company files with the SEC.

Contacts
Investors:
Michael Karapetian, (336) 332-4263
Vice President, Corporate Development, Strategy, and Investor Relations
Michael.Karapetian@kontoorbrands.com

or

Media:
Julia Burge, (336) 332-5122
Director, External Communications
Julia.Burge@kontoorbrands.com

###